CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906
                            OF THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine/Claymore Total Return Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:    JULY 30, 2008                     /S/ DONALD F. CRUMRINE
       ------------------          ---------------------------------------------
                                   Donald F. Crumrine, Director, Chairman of
                                   the Board and Chief Executive Officer
                                   (principal executive officer)


I, R. Eric Chadwick, Chief Financial Officer, Treasurer and Vice President of Flaherty & Crumrine/Claymore Total Return Fund Incorporated
(the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:    JULY 30, 2008                     /S/ R. ERIC CHADWICK
       ------------------          ---------------------------------------------
                                   R. Eric Chadwick, Chief Financial Officer,
                                   Treasurer and Vice President
                                   (principal financial officer)